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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 18, 2002

ANACOMP, INC. (Exact name of registrant as specified in its charter)
Indiana	1-8328	35-1144230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12365 Crosthwaite Circle, Poway, California (Address of principal executive offices)		92064 (Zip Code)

Registrant's telephone number, including area code:  (858) 679-9797

Item 5. Other Events.

        On March 18, 2002, the Board of Directors of Anacomp, Inc, an Indiana corporation ("Anacomp"), amended its bylaws to bifurcate the position of President and Chief Executive Officer of Anacomp. Phil Smoot had held the position of President and Chief Executive Officer of Anacomp. Additionally, Mr. Smoot had taken on the additional position of Chairman of the Board of Directors as Anacomp neared emergence from reorganization proceedings. Mr. Smoot will continue to serve as Chief Executive Officer and Chairman of the Board of Directors of Anacomp; however, he has tendered his resignation as President of Anacomp effective March 18, 2002.

        On March 18, 2002, as a result of the vacancy created by Mr. Smoot's resignation, Anacomp announced the promotion of Jeffrey R. Cramer to President of Anacomp. Mr. Cramer joined Anacomp in 1996 and served as Senior Vice President and General Manager of Anacomp Technical Services. Prior to his employment with Anacomp, Mr. Cramer served as President and Chief Executive Officer of COM Products, Inc. and held senior positions with Bell and Howell Company, COSCO Industries, Inc., and Grumman Corporation.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anacomp, Inc.
Date: March 21, 2002	By:	/s/ JEFFREY R. CRAMER Jeffrey R. Cramer President

INDEX TO EXHIBITS

Exhibit Number	Description of Document
99.1	Press Release, dated March 18, 2002.

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SIGNATURES
INDEX TO EXHIBITS